Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2021, relating to the consolidated financial statements of Netlist, Inc. and subsidiaries as of January 2, 2021 and December 28, 2019 and for each of the years then ended, which report is included in Netlist, Inc.’s Annual Report on Form 10-K for the year ended January 2, 2021.

/s/ KMJ Corbin & Company LLP

Irvine, California
March 26, 2021